Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Q BioMed, Inc. (the "Company") on Form 10-Q/A for the period ended August 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Denis Corin, acting in the capacity as the Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Denis Corin
     Denis Corin
     Chief Executive Officer
     October 23, 2015

/s/ Denis Corin
     Denis Corin
     Chief Financial Officer
     October 23, 2015